Exhibit 10.38

AMENDMENT NUMBER TWO TO
EMPLOYMENT AGREEMENT

This Amendment Number Two is made as of December 30, 2008, to the Employment Agreement dated as of April 28, 2006 (the “Agreement”), by and between Southern Community Bank and Trust and Southern Community Financial Corporation and F. Scott Bauer (“Executive”).

1.  The Agreement is amended by adding the following Paragraph:

“8.12.   Compliance with ESSA. To the extent that any payment under this Agreement would constitute a prohibited parachute payment under Section 111(b)(2)(C) of the Emergency Economic Stabilization Act of 2008 (“EESA”), the Employer agrees to pay Executive an additional payment equal to the prohibited payment on July 1, 2012, or if later, the earliest date when Section 111(b)(2)(C) of EESA no longer prohibits such payment.  Such payment shall be made in a single lump sum in cash, without interest.  The Executive may be entitled to severance payments from multiple agreements and plans with the Employer.  The Employer, it its sole discretion, shall determine which payments shall be delayed in order to comply with ESSA.   Notwithstanding anything in this paragraph to the contrary, the additional amounts due under the Agreement shall not be paid if the Treasury Department or other governmental agency issues guidance subsequent to the date of this Agreement that would prohibit such payment.  A prohibited parachute payment shall be interpreted in a manner that is consistent with Notice 2008-TAAP, Notice 2008-94 and all other current or future guidance issued  pursuant to Section 111(b)(2)(C) of EESA or Section 280G(e) of the Internal Revenue Code of 1986, as amended.”

2.  No other terms and conditions of the Agreement are affected by this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

SOUTHERN COMMUNITY FINANCIAL CORPORATION

By:	/s/ Jeff T. Clark
Jeff T. Clark, President

SOUTHERN COMMUNITY BANK AND TRUST

By:	/s/ Jeff T. Clark
Jeff T. Clark, President

EXECUTIVE

/s/ F. Scott Bauer	(SEAL)
F. Scott Bauer